Exhibit 24

                                POWER OF ATTORNEY



      The undersigned does hereby constitute and appoint William C. Wiley and Bruce B. Nolte, his true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized for him and in his name and on his behalf as a director and/or officer of TransCommunity Bankshares Incorporated ("TransCommunity"), to act and to execute any and all instruments as such attorneys or attorney deem necessary or advisable to enable TransCommunity to comply with the Securities Exchange Act of 1934, and any rules, regulations, policies or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the preparation and filing with the Commission of TransCommunity's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and any and all amendments to such Report, together with such other supplements, statements, instruments and documents as such attorneys or attorney deem necessary or appropriate.

      The undersigned does hereby ratify and confirm all his said attorneys or attorney shall do or cause to be done by the virtue hereof.

      WITNESS the execution this 10th day of March, 2004.



                                          /s/ Stuart C. Siegel
                                         -----------------------------
                                         (Signature)

                                          Stuart C. Siegel